UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

 The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

 Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17th, 2012 the Board of Directors of The Bancorp, Inc. named John Chrystal as a Director to be effective January 23, 2013.

Mr. Chrystal has been active in domestic and global financial markets for over 25 years, with extensive experience in risk management, structured finance, trading, credit, and derivative products. Mr. Chrystal has been a director of Javelin Mortgage Investment Corp. since July, 2012.   Mr. Chrystal has been an independent director of Morgan Stanley Derivative Products; a specialized derivative product company established by Morgan Stanley, since 2010 and has served as an independent director for funds managed by Ziegler Lotsoff Capital Management, LLC including a long-short credit fund since 2010.  Since early 2009, Mr. Chrystal has advised multiple companies concerning restructuring of their credit derivative portfolios, including a successful restructuring of a multi-billion-dollar credit default swap portfolio managed by Primus Asset Management, a subsidiary of Primus Guaranty, Ltd.  From 2005 through 2008, Mr. Chrystal was Chief Risk Officer and Head of Structured Products for DiMaio Ahmad Capital, an investment management firm specializing in credit-focused hedge funds and collateralized loan obligation funds.  From 1993 through 2005, Mr. Chrystal held several senior positions in London and New York with Credit Suisse, Credit Suisse Financial Products and Credit Suisse Asset Management.  These positions included Head of Credit Products Europe, Global Head of Structured Credit Products, and Global Head of CDO’s and Liability Management.  Mr. Chrystal served as a member of several risk management and operating committees in both Credit Suisse and Credit Suisse Asset Management.  Mr. Chrystal began his Wall Street career in 1985 at Bankers Trust Company, where he focused on derivative product development, including the first credit default swaps, and mortgage-related derivative products.  Mr. Chrystal holds an M.B.A. in finance from the University of Chicago.

Mr. Chrystal has considerable experience in a diverse array of investments, to allow him to provide our board of directors with valuable advice and oversight regarding risk management and investments.  Although the Bancorp Inc. (“bank”) does not invest in many of the complex securities with which Mr. Chrystal has experience, his experience with bank investments is broad.

It is anticipated that Mr. Chrystal will be named to the audit committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: October 22, 2012	By:	/S/ PAUL FRENKIEL
Paul Frenkiel
Chief Financial Officer and Secretary